UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): March 27, 2001




                SOUTH ALABAMA BANCORPORATION, INC.
      (Exact name of registrant as specified in its charter)

     Alabama                  0-15423        63-0909434
(State or other jurisdiction  Commission     (I.R.S. employer
 of incorporation             file number     Identification
 or organization)                             Number)


 100 St. Joseph Street, Mobile, Alabama         36602
(Address of principal executive offices)      (Zip Code)

                          (334) 431-7800
       (Registrant's telephone number, including area code)

N/A
Former Name, Former Address and Former Fiscal Year, if changed since last report

Item 5.  Other Events
     On March 27, 2001, South Alabama Bancorporation, Inc. and The Peoples BancTrust Company, Inc. issued a joint press release announcing that they have terminated their Agreement and Plan of Merger dated as of January 17, 2001 by mutual consent, subject to final ratification by the boards of directors of both companies. The boards of directors of both companies subsequently ratified the Termination Agreement dated as of March 27, 2001.


                           SIGNATURES
  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SOUTH ALABAMA BANCORPORATION, INC.



DATE: April 2, 2001            By:/s/F. Michael Johnson
                                   F. Michael Johnson
                                   Chief Financial Officer